                            LOAN AGREEMENT

THIS LOAN AGREEMENT is dated as of December
31, 1996, by and between EMERITUS
CORPORATION, a Washington corporation
("Borrower"), and BANK UNITED, a federal savings bank ("Lender").

Borrower has requested Lender to make two certain loans to Borrower in an aggregate principal amount of up to TWELVE MILLION TWO
HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND
NO/100 ($12,275,000.00).  Lender is willing
to make such loans to Borrower upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the
premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I


DEFINITIONS

     Section 1.01.  DEFINITIONS.  As used in
this Agreement, the following terms have the following meanings:

     "ABSOLUTE ASSIGNMENTS" means the two
Absolute Assignments of Leases and Rents covering the Arizona Projects and the Florida
Project respectively executed by Borrower in favor of Lender of even date herewith, as the same may be amended, supplemented or modified from time to time.

     "ADVANCE" means the advance of funds by
Lender to Borrower pursuant to Article II.

     "ADVANCE DATE" means February 1, 1997
and each August 1 and February 1 thereafter until the Maturity Date.

     "AFFIDAVIT OF OWNER" means the Affidavit of Owner covering the Florida Project executed by the Borrower in favor of the Lender of even date herewith.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower. For purposes of this definition, "control"
(including "controlled by" and "under common control with") means (i) ownership of twenty-five percent (25%) or more of the voting rights of any class of shares of an entity or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, Borrower and each of its subsidiaries shall be deemed an Affiliate of one another.

     "AHCA" means the Florida Agency for
Health Care Administration.

     "AHCA LICENSES" means all now or
hereafter issued licenses from the Florida
Agency for Health Care Administration or other governmental entities or political subdivisions issued to Borrower for the operation of the Florida Project as an assisted and/or congregate care living facility and any food services licenses related thereto issued to Borrower in connection with the Florida Project.

     "ANTI-COERCION STATEMENT" means the Anti-
Coercion Statement executed by Borrower in favor of Lender of even date herewith executed in connection with the Florida
Project.

     "ARIZONA ECONOMIC HOLDBACK" shall have
the meaning designated in Section 2.01(b) hereof.

     "ARIZONA IMPROVEMENTS" shall means the
assisted living facilities and/or congregate care facilities located on the Arizona Real
Property.

     " ARIZONA LOAN" means a certain loan in
the original principal amount of
$6,775,000.00 made or to be made by Lender pursuant to Section 2.01.

     "ARIZONA LOAN DOCUMENTS" shall mean the
following loan documents executed in
connection with the Arizona Loan: (i) this Agreement, (ii) the Arizona Note, (iii) the
Assignment, (iv) the Absolute Assignment, (v)
Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
(Financing Statement), (vi) Environmental
Indemnity, (vii) Borrower's Affidavit, (viii)
Financing Statements, (ix) Affidavit of
Owner, (x) Rent Roll Certificates, (xi)
FIRPTA Certificate, (xii) Power of Attorney and (xiii) all other promissory notes, deeds of trust, assignments, financing statements, easements, security agreements and other instruments, documents and agreements executed by Borrower in connection with the Arizona Loan.

     "ARIZONA NOTE" means the recourse
Promissory Note executed by Borrower of even date herewith in the amount of $6,775,000.00 payable to the order of Lender, and all extensions, renewals, and modifications thereof.

     "ARIZONA PERSONALTY" means all
equipment, furnishings, furniture,
trademarks, trade names and all tangible and intangible personal property of whatever character now owned or hereafter acquired by Borrower for use in, on or about the Arizona
Projects, including replacements,
substitutions and after acquired property.

     "ARIZONA PROJECTS" means the Arizona
Improvements, the Arizona Real Property, and the Arizona Personalty.

     "ARIZONA REAL PROPERTY" means the real
property located in Scottsdale, Arizona, as more fully described on Exhibit A-1, attached hereto and incorporated herein by reference for all purposes and the real property located in Scottsdale, Arizona, as more fully described on Exhibit A-2, attached hereto and incorporated herein by reference for all purposes.

     "ASSIGNMENT OF CONSTRUCTION CONTRACT"
means the Assignment of Construction Contract executed by Borrower in favor of Lender of even date herewith covering the Florida
Project.

     "ASSIGNMENT OF PLANS AND SPECIFICATIONS
AND OWNER-ARCHITECT AGREEMENT" means the
Assignment of Plans and Specifications and Owner-Architect Agreement executed by
Borrower in favor of Lender of even date herewith and covering the Florida Project.

     " ASSIGNMENTS" means two Assignments of
Contracts, Plans, Permits and Approvals
of even date herewith covering the Arizona
Projects and the Florida Project executed by Borrower in favor of Lender.

     "ASSUMED MONTHLY PAYMENT" means an
assumed monthly payment of principal and interest resulting from a 25-year amortization of the principal balance of the applicable Loan at a fixed rate of interest equal to the Contract Rate as of the month preceding the applicable Advance Date.

     "BASE FINANCIALS" means the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of December 31,
1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, together with the notes thereto, reported on without qualification by an independent third party public accounting firm acceptable to Lender.

     "BUSINESS DAY" means any day other than
a Saturday, Sunday or legal holiday for
commercial banks in Houston, Texas.

     "CLOSING DATE" means the date upon which Borrower and Lender execute the Loan
Documents and all conditions precedent to closing the Loans have been satisfied.

     "COLLATERAL" has the meaning specified
in Section 4.01.

     "CONSOLIDATED EBITDA" means, for any
period, Consolidated Net Income of Borrower and its Consolidated Subsidiaries for such period plus, without duplication, any amounts deducted in determining such Consolidated Net
Income in respect of (a) Consolidated
Interest Charges for such period, (b) taxes for such period and (c) expenses for such period of the types classified as "depreciation and amortization" on the consolidated statement of operations included in the Base Financials.

     "CONSOLIDATED INTEREST CHARGES" means,
for any period, all items for such period of the types classified as "interest" on the consolidated statement of operations included in the Base Financials.

     "CONSOLIDATED NET CAPITAL EXPENDITURES"
means, for any period, the sum, without
duplication, of (i) the total amount of
additions to property and equipment of
Borrower and its Consolidated Subsidiaries during such period of the types classified as "Capital Expenditures" on the consolidated statement of cash flows included in the Base
Financials provided that "Consolidated Net
Capital Expenditures" shall exclude (A) the application of insurance or condemnation proceeds to rebuilding facilities and (B) the amount of any Debt incurred or assumed for the purpose of financing all or any part of the costs of constructing any assets to the extent that such amount does not exceed 75% of the cost of acquiring or constructing such asset.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) (calculated
(a) before preferred and common stock
dividends and (b) exclusive of the effect of any extraordinary or other material non-recurring gain or loss outside the course of business) of Borrower and its Consolidated
Subsidiaries, determined on a consolidated basis for such period.

     "CONSOLIDATED RENTAL EXPENSE" means, for any period, the rental expense (net of sublease income) of Borrower and its Consolidated Subsidiaries with respect to leases of real property and improvements of real property, determined on a consolidated basis for such period.

     "CONSOLIDATED SUBSIDIARY" means, with
respect to any Person and at any date, any of its Subsidiaries or any other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "CONSTRUCTION CONTRACT" means the
construction contract between the Borrower and the General Contractor for the construction of the renovations and repairs to the Florida Project.

     "CONSTRUCTION INSPECTOR" means a
reputable engineering firm approved by
Lender.

     "CONTRACT RATE" means a variable rate of interest, adjusted monthly equal to the LIBOR
Rate plus 2.25% per annum. The Contract Rate shall be set each month based on the LIBOR
Rate quoted two (2) business days prior to the first day of each calendar month during the term of each Note.

     "CONTRACTS" means the leases, management agreements, licenses, the contracts with the Borrower's General Contractor, Project
Architect and Project Engineers on the
Florida Project and all other contracts
relative to the Projects.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all obligations of such Person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements,
(vi) all mandatory redeemable preferred stock of such Person, (vii) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all debt of others guaranteed by such Person.

     "DEBT SERVICE COVERAGE RATIO" for any
calendar quarter means the ratio of Net
Operating Income for such calendar quarter to the Assumed Monthly Payment on the applicable
Loan for the same calendar quarter.

     "DEEDS OF TRUST" means the first lien
Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
(Financing Statement) covering the Arizona
Projects and the first lien Mortgage and Security Agreement covering the Florida
Project respectively executed by Borrower in favor of Lender of even date herewith, as the same may be amended, supplemented, or modified from time to time.

     "DEFAULT RATE" means a floating rate of
interest equal to the lesser of (i) the
Contract Rate, from time to time in effect, plus five percent (5.0%) per annum or (ii) the Maximum Rate.

     "DHS" means the Arizona Department of
Human Services.

     "DHS LICENSES" means all now or
hereafter issued licenses from the Arizona
Department of Human Services or other
governmental entities or political
subdivisions issued by Borrower for the
operation of the Arizona Projects as assisted and/or congregate care living facilities and any food services licenses related thereto issued to Borrower in connection with the Arizona Projects.

     "ENVIRONMENTAL INDEMNITIES" means two
certain Certificates and Indemnification
Regarding Hazardous Substances relating to the Arizona Projects and the Florida Project respectively executed by Borrower in favor of Lender of even date herewith, as the same may be amended, supplemented or modified from time to time.

     "EVENT OF DEFAULT" has the meaning
specified in Section 9.01.
"FIRPTA CERTIFICATE" means the FIRPTA
Certificate executed by Borrower in favor of Lender of even date herewith certifying
Borrower's residency status and taxpayer identification number.

     "FIXED CHARGE COVERAGE RATIO" means, on
any date, the ratio of (i) Consolidated
EBITDA for the four consecutive fiscal
quarters most recently ended on or prior to such date to (ii) the sum of Consolidated
Interest Charges, Consolidated Rental Expense and Consolidated Net Capital Expenditures for such four fiscal quarters.

     "FLORIDA CONSTRUCTION HOLDBACK" shall
have the meaning specified in Section 2.06(c) hereof.

     "FLORIDA ECONOMIC HOLDBACK" shall have
the meaning specified in Section 2.06(b) hereof.

     "FLORIDA IMPROVEMENTS" means the
assisted living facility located on the
Florida Real Property.

     "FLORIDA LOAN" means one certain loan in the original principal amount of
$5,500,000.00 made or to be made by Lender pursuant to Section 2.01.

     "FLORIDA LOAN DOCUMENTS" shall mean the
following loan documents executed in
connection with the Florida Loan: (i) this Agreement, (ii) the Florida Note, (iii) the
Assignment, (iv) the Absolute Assignment, (v)
Mortgage and Security Agreement, (vi)
Environmental Indemnity, (vii) Borrower's
Affidavit, (viii) Financing Statements, (ix)
Affidavit of Owner, (x) Rent Roll
Certificates, (xi) FIRPTA Certificate, (xii)
Assignment of Construction Contract, (xiii)
Assignment of Plans and Specifications and Owner-Architect Agreement, (xiv) the Anti-
Coercion Statement and (xv) all other
promissory notes, deeds of trust,
assignments, financing statements, easements, security agreements and other instruments, documents and agreements executed by Borrower in connection with the Florida Loan.

     "FLORIDA NOTE" means the recourse
Promissory Note executed by Borrower of even date herewith in the amount of $5,500,000.00 payable to the order of Lender, and all extensions, renewals, and modifications thereof.

     "FLORIDA PERSONALTY" means all
equipment, furnishings, furniture,
trademarks, trade names and all tangible and intangible personal property of whatever character now owned or hereafter acquired by Borrower for use in, on or about the Florida
Project, including replacements,
substitutions and after acquired property.

     "FLORIDA PROJECT" means the Florida
Improvements, the Florida Real Property, and the Florida Personalty.

     "FLORIDA REAL PROPERTY" means the real
property located in Clearwater, Florida, as more fully described on EXHIBIT A-3, attached hereto and incorporated herein by reference for all purposes.

     "FLORIDA TITLE AGENT" means McDermott,
Will & Emery, as agent for Chicago Title
Insurance Company.

     "GAAP" means generally accepted
accounting principles, applied on a
consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public
Accountants and/or in statements of the
Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "GENERAL CONTRACTOR" means Dooley and
Mack Constructors, Inc.

     "LIBOR RATE" means the one month London
Interbank Offered Rate, reflected as the one-month LIBOR Rate on page 5 of the Telerate screen or as published or quoted by such other reputable and nationally-recognized rate quoting service or publication selected by Lender.

     "LIEN" means any lien, mortgage,
security interest, tax lien, pledge,
encumbrance, financing statement, or
conditional sale or title retention
agreement, or any other interest in property designed to secure the repayment of Debt or any other obligation, whether arising by agreement, operation of law, or otherwise.

     "LIQUIDITY" means unpledged liquid
assets of Borrower consisting of cash or cash equivalents such as short term (less than one year) certificates of deposit, government securities or other readily marketable securities.

     "LOANS" means two certain loans in the
aggregate principal amount of $12,275,000.00 made or to be made by Lender pursuant to Sections 2.01.

     "LOAN DOCUMENTS" means, without
limitation, the Arizona Loan Documents, the Florida Loan Documents, a State of Washington
Financing Statement and all other promissory notes, deeds of trust, assignments, financing statements, easements, security agreements and other instruments, documents, and agreements executed by Borrower and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time and in accordance with their respective terms.

     "LOAN TO VALUE RATIO" means in
connection with the Arizona Loan, the ratio of the principal amount of the Arizona Note to the combined appraised value of the Arizona Projects, as determined by an appraisal acceptable to the Lender; and, in connection with the Florida Loan, the ratio of the principal amount of the Florida Note to the appraised value of the Florida
Project, as determined by an appraisal
acceptable to Lender.

     "MATERIAL CASUALTY LOSS."  A casualty
loss to any Project where (i) the damaged portion of such Project is more than 25% of the net leasable square footage of such Project; or (ii) the insurance proceeds for such damage are more than 25% of the outstanding balance of the Note secured by such Project.

     "MATERIAL CONDEMNATION LOSS. A
condemnation loss to any Project where (i) the portion of such Project subject to such condemnation or similar proceedings is more than 25% of the net leasable square footage of such Project; or (ii) the condemnation proceeds for such loss are more than 25% of the outstanding balance of the Note secured by such Project.

     "MATURITY DATE" means twenty-four months from the date hereof.


     "MAXIMUM RATE"  means the maximum rate
of nonusurious interest permitted from day to day by applicable law, including Article
5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments and other charges in respect to the Loan Documents which are deemed to be interest under applicable law.

     "NET OPERATING INCOME" means the monthly average net income from normal operations of either the Florida Project or from the combined normal operations of the Arizona
Projects, as applicable, (excluding
extraordinary income and expense and before income taxes applicable to the applicable
Project(s), but after all property taxes and other taxes applicable to such Project(s) without deduction for actual management fees paid) and based upon average revenue per unit and an occupancy rate of not more than ninety-five percent (95%), as set forth in the quarterly financial information provided to
Lender under the Loan Documents, calculated based upon the preceding calendar quarter plus non-cash expenses or allowances for depreciation or amortization of such
Project(s) for such period, less the greater of actual management fees or assumed management fees of five percent (5%) of total resident revenues for such preceding calendar quarter.

     "NONMATERIAL CASUALTY LOSS"   A casualty
loss to any Project where (i) the damaged portion of such Project is equal to or less than 25% of the net leasable square footage of such Project; or (ii) the insurance proceeds for such damage are equal to or less than 25% of the outstanding balance of the Note secured by such Project.

     "NONMATERIAL CONDEMNATION LOSS".   A
condemnation loss to any Project where (i) the portion of such Project subject to such condemnation or similar proceedings is equal to or less than 25% of the net leasable square footage of such Project; or (ii) the condemnation proceeds for such loss are equal to or less than 25% of the outstanding balance of the Note secured by such Project.

     "NOTES" means the Arizona Note and the
Florida Note.

     "NOTICES" means the two Notices Pursuant to Section 26.02, Texas Business and Commerce
Code executed by Borrower in favor of Lender of even date herewith.

     "OBLIGATIONS" means (i) all amounts,
including, without limitation, principal and interest, due or becoming due under the Notes; (ii) any and all costs or sums due and owing or to become due and owing under any of the Loan Documents; (iii) any renewal or extension of the indebtedness or costs described in (i) through (ii) preceding or any part thereof; and (iv) all covenants, agreements and undertakings of the Borrower to the Lender hereunder or under any of the Loan Documents.

     "PERSON" means any individual,
corporation, business trust, association, company, partnership, joint venture, limited liability company or other entity.

     "PERSONALTY" means the Arizona
Personalty and the Florida Personalty.

     "PLANS AND SPECIFICATIONS" means the
final plans and specifications for the
renovations and improvements to the Florida
Project certified by the Borrower's Project
Architect (with their respective seals
affixed) and approved by Lender.

     "POWER OF ATTORNEY" means the
Irrevocable Power of Attorney executed by Borrower in favor of Lender of even date herewith in connection with the Arizona
Project.

     "PROJECT ARCHITECT" means
Johnson/Peterson Architects, Inc.

     "PROJECTS" mean the Arizona Projects and the Florida Project.

     "PROPERTY REVENUES" means all income,
revenues, profits, distributions and any ancillary revenues derived directly from a given Project.

     "REAL PROPERTY" means the Arizona Real
Property and the Florida Real Property.

     "RENT ROLL CERTIFICATES" means the Rent
Roll Certificates for each Project delivered by Borrower to Lender at Closing and monthly thereafter in accordance with the requirements of Section 7.02 hereof in the form set forth in Exhibit "B attached hereto and made a part hereof for all purposes.

     "REQUIRED LICENSES" means the licenses
and permits required to be issued, if any, by any government or quasi-government agency or other political subdivision for the operation of (i) the Arizona Project known as Villa
Ocotillo as a residential care institution or an unclassified health care facility, (ii) the Arizona Project known as the Scottsdale
Royale as an adult living facility with only non-emergency assisted living services provided to its residents, and (iii) the Florida Project known as the Madison Glen as an assisted living facility.

     "SUBSIDIARY" means, with respect to any
Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TANGIBLE NET WORTH" means with respect
to any Person at any date, the sum of total shareholders' equity in such Person and such Person's Consolidated Subsidiaries (including capital stock, additional paid in capital, and retained earnings, but excluding treasury stock, if any), on a consolidated basis; less the aggregate book value of all intangible assets of such Person and such Person's
Consolidated Subsidiaries (as determined in accordance with GAAP), including without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and franchises, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section
7.01 hereof; provided that, for the purposes of this Agreement, there shall be excluded from total assets, advances or loans to shareholders, officers or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, and further, in the case of Borrower, the $32,000,000 senior subordinated debentures (or such amounts as are outstanding from time to time) shall be excluded from total assets.

     "TITLE COMPANY" means Chicago Title
Insurance Company.

     "TITLE POLICIES" means the Mortgagee
Policies of Title Insurance described in
Section 5.01(t) hereof.

     Section 1.02.  OTHER DEFINITIONAL
PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
Unless otherwise specified, all Article and Section references pertain to this Agreement.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II

                   SECTION A: THE ARIZONA
LOAN

     Section 2.01.  ARIZONA LOAN: ADVANCES.
Subject to the terms and conditions of this Agreement, Lender agrees to make the Arizona
Loan to Borrower in Advances strictly in accordance with this Agreement as follows:

     (a)  INITIAL ADVANCE.  Upon closing of
the Arizona Loan, the sum of $5,270,000.00 shall be advanced to Borrower, provided that Borrower shall have satisfied all terms and conditions for the initial Advance as set forth under Section 5.01 below.

     (b)  ARIZONA ECONOMIC HOLDBACK.  At the
time of the closing of the Arizona Loan, loan proceeds in the amount of $1,505,000.00 shall be withheld ("Arizona Economic Holdback") by the Lender and shall be advanced in such amounts and under such terms and conditions as set forth in this paragraph. No interest shall be payable on the Arizona Holdback until such time as and only to the extent actually advanced to Borrower as hereinafter provided. Commencing February 1, 1997 and on each Advance Date until the Maturity Date, Lender shall make further Advances of the Arizona Economic Holdback. Each additional
Advance shall be in an amount that when added to the outstanding principal balance of the Arizona Loan shall result in an Assumed
Monthly Payment that when divided into the Net Operating Income for the Arizona Projects derived from the last preceding quarter results in a Debt Service Coverage Ratio of
1.20 to 1.0. Lender's obligation to advance any portion of the Arizona Economic Holdback on any Advance Date is contingent upon (i) no Event of Default then existing under any of the Loan Documents and (ii) the amount to be then be advanced under the Arizona Economic
Holdback when coupled with all prior Advances under the Arizona Loan will not exceed 75.0% of the then appraised value of the Arizona
Projects as determined by an updated
appraisal acceptable to Lender.

     Section 2.02.  THE ARIZONA NOTE.  The
obligation of Borrower to repay the Arizona
Loan (or so much thereof as may have been advanced at any time) shall be evidenced by the Arizona Note executed by Borrower, payable to the order of Lender, in the principal amount of the Arizona Loan and dated of even date herewith, and shall be full recourse to Borrower.

     Section 2.03.  REPAYMENT OF ARIZONA
LOAN. Interest on the outstanding principal balance of the Arizona Note shall be due and payable monthly, the first payment of which shall be due and payable on the first (1st) day of the calendar month next following one
(1) month from the date hereof, and
subsequent payments of interest shall be due and payable on the same day of each month thereafter until the Maturity Date. All outstanding principal, plus accrued and unpaid interest at the Contract Rate, on the Arizona Note shall be due and payable in one final balloon payment on the Maturity Date.

     Section 2.04.  INTEREST.   The unpaid
principal amount of Advances on the Arizona
Loan shall bear interest prior to maturity at a per annum rate equal to the lesser of (i) the Maximum Rate or (ii) the Contract Rate.
Notwithstanding the foregoing, in the event that any payment on the Arizona Note is more than thirty (30) days past due, all past due principal and interest shall bear interest from the date such payment became due until the date of payment at the Default Rate.

                    SECTION B: THE FLORIDA
LOAN

     Section 2.05.  FLORIDA LOAN: ADVANCES.
Subject to the terms and conditions of this Agreement, Lender agrees to make the Florida
Loan to Borrower in Advances strictly in accordance with this Agreement as follows:

     (a)  INITIAL ADVANCE.  Upon closing of
the Florida Loan, the sum of $4,000,000.00 shall be advanced to Borrower, provided that Borrower shall have satisfied all terms and conditions for the initial Advance as set forth under Section 5.01 below.

     (b)  FLORIDA ECONOMIC HOLDBACK.  At the
time of the closing of the Florida Loan, loan proceeds in the amount of $550,000.00 shall be withheld ("Florida Economic
Holdback") by the Lender and shall be
advanced in such amounts and under such terms and conditions as set forth in this paragraph. No interest shall be payable on the Florida Economic Holdback until such time as and only to the extent actually advanced to the Borrower as herein provided.
Commencing February 1, 1997 and on each
Advance Date thereafter until the Maturity
Date, Lender shall make further Advances of the Florida Economic Holdback. Each additional Advance shall be in an amount that when added to the outstanding principal balance of the Florida Loan shall result in an Assumed Monthly Payment that when divided into the Net Operating Income for the Florida Project derived from the last preceding quarter results in a Debt Service
Coverage Ratio of 1.20 to 1.0. Lender's
obligation to advance any portion of the Florida Economic Holdback on any Advance Date is contingent upon (i) no Event of Default then existing under any of the Loan Documents and (ii) the amount to be then be advanced under the Florida Economic Holdback when coupled with all prior Advances under the Florida Loan will not exceed 75.0% of the then appraised value of the Florida Project as determined by an updated appraisal acceptable to Lender.


     (c)  FLORIDA CONSTRUCTION HOLDBACK. At
the time of closing of the Florida Loan, the sum of $950,000.00 shall be withheld
("Construction Holdback") by the Lender.  The
Borrower shall complete the renovations and improvements to the Florida Project described in the Construction Contract. No interest shall be payable on the Construction Holdback until such time as and only to the extent actually advanced to Borrower. Upon the completion of the renovations and improvements to the Florida Project, the Lender will advance the Construction Holdback to the Borrower provided that the following items have been provided to the Lender: (i) a certificate of occupancy for the Florida
Improvements from the appropriate
governmental agency; (ii) a certificate of completion prepared and submitted by the Borrower and Borrowers' Project Architect, and approved by the Lender's construction inspector, which certificate shall contain only such qualifications as are acceptable to Lender, in Lender's sole discretion, and indicating that the construction of the Florida Improvements has been completed substantially in accordance with the approved
Plans and Specifications, all construction has been completed in a good and workmanlike manner, all applicable zoning, building, or other governmental codes or regulations have been complied with, there are no known structural deficiencies, and all mechanical equipment, including, without limitation, plumbing, air conditioning and heating, electrical, and kitchen equipment, if any, is in good working order; (iii) an affidavit of completion executed by the Borrower's General
Contractor satisfactory to Lender, Lender's counsel and the Title Company in their sole discretion; (iv) lien waivers from any and all contractors, in form and substance satisfactory to Lender, Lender's counsel and the Title Company in their sole discretion;
and (v) any and all other additional
documents as Lender may reasonably require.
Lender's obligation to advance any portion of the Construction Holdback is contingent upon
(i) no Event of Default then existing under any of the Loan Documents and (ii) the amount to then be advanced under the Construction
Holdback when coupled with all prior Advances under the Florida Loan will not exceed 75.0% of the then appraised value of the Florida
Project as determined by an updated appraisal acceptable to Lender.

     Section 2.06.  THE FLORIDA NOTE.  The
obligation of Borrower to repay the Florida
Loan or so much thereof as may have been advanced at any time shall be evidenced by the Florida Note executed by Borrower, payable to the order of Lender, in the principal amount of the Florida Loan and dated of even date herewith, and shall be full recourse to Borrower.

     Section 2.07.  REPAYMENT OF FLORIDA
LOAN. Interest on the outstanding principal balance of the Florida Note shall be due and payable monthly, the first payment of which shall be due and payable on the first (1st) day of the calendar month next following one
(1) month from the date hereof, and
subsequent payments of interest shall be due and payable on the same day of each month thereafter until the Maturity Date. All outstanding principal, plus accrued and unpaid interest at the Contract Rate, shall be due and payable in one final balloon payment on the Maturity Date.

     Section 2.08.  INTEREST.   The unpaid
principal amount of Advances on the Florida
Loan shall bear interest prior to maturity at a per annum rate equal to the lesser of (i) the Maximum Rate or (ii) the Contract Rate.
Notwithstanding the foregoing, in the event that any payment on the Florida Note is more than thirty (30) days past due, all past due principal and interest shall bear interest from the date such payment became due until the date of payment at the Default Rate.

                                    ARTICLE
III


PAYMENTS

     Section 3.01.  METHOD OF PAYMENT.  All
payments of principal, interest, and other amounts to be made by Borrower hereunder and under the Notes shall be made to Lender at its office at 3200 Southwest Freeway, Suite
1900, P.O. Box 1370, Houston, Texas 77252-
1370, Attention: Commercial Loan Servicing, in lawful money of the United States of America and in immediately available funds.
Notwithstanding the foregoing, the term
"immediately available funds" shall not
require Borrower to make payments by wire transfer. Borrower may make payment by check drawn on any FDIC insured financial institution. Whenever any payment hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding
Business Day, and interest shall continue to accrue during such extension.

     Section 3.02.  PREPAYMENT.  Borrower
shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid outstanding principal balance of the Notes or any portion thereof, with accrued interest to the date of prepayment on the amounts prepaid.

     Section 3.03.  INSURANCE AND TAX ESCROW.
Borrower shall provide Lender with evidence satisfactory to Lender that Borrower has fully prepaid insurance premiums or has made arrangements to finance and is in compliance with such arrangements to finance such insurance premiums relating to the Projects for the period through September 1, 1997, and evidence satisfactory to Lender that all taxes for 1996 for the Projects as well as any other taxes due and owing for the Projects have been paid or provided for.
Following an Event of Default, Lender may require Borrower to pay to Lender each month concurrently with the payment on the Florida
Note a sum equal to one-twelfth (1/12th) of the estimated annual taxes and insurance premiums affecting the Florida Project, for deposit in a non-interest bearing escrow account maintained with Lender, and Lender may require Borrower to pay to Lender concurrently with the payment on the Arizona
Note a sum equal to one twelfth of the
estimated taxes and insurance premiums
affecting the Arizona Projects, for deposit in a non-interest bearing escrow account maintained with Lender. In such case, Lender will cause the amounts collected in such escrow accounts to be applied toward payment of ad valorem property taxes against the Projects, and casualty and extended coverage insurance premiums required hereunder, however, in the event of a shortage in the escrow account, Borrower shall be responsible for payment of such shortage and will, within ten (10) days after written demand by Lender, promptly make up such shortage.

                                   ARTICLE IV


COLLATERAL

     Section 4.01.  COLLATERAL.  To secure
full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section (which, together with any other property that may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "COLLATERAL"):

     (a)  Borrower shall grant to Lender a
first priority lien and/or security interest on the Real Property, Improvements and Personalty pursuant to the Deeds of Trusts and shall assign to Lender all rents, income, and profits relating to the Projects pursuant to the Absolute Assignments;

     (b)  Borrower shall collaterally assign
and grant a first lien security interest in, without limitation, all accounts receivable, utility deposits, security deposits (subject to the tenants' rights to reimbursement under the tenant leases), commercial and tenant leases, management agreements, construction contracts, architect contracts and agreements, waste water capacity reservation agreements, and any other contracts, licenses
(including the DHS Licenses and AHCA
Licenses, to the extent assignable), permits, architects and engineering contracts, and agreements pertaining to the Projects pursuant to the Assignments or such other instruments as Lender may reasonably require;

     (c)  Borrower shall execute and cause to
be executed such further documents and
instruments, including without limitation,
Uniform Commercial Code financing statements, necessary to evidence and perfect Lender's liens and security interests as herein described, in the Collateral.

     Section 4.02.  SETOFF.  Upon the
occurrence of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all deposits
(general or special, time or demand,
provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower, and any and all other property of the Borrower in the possession of Lender. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have; provided, however that with respect to security deposits by tenants or residents, the foregoing is subject to the residents' or tenants' rights to reimbursement under the tenants' or residents' leases.



                                   ARTICLE V

                               CONDITIONS
PRECEDENT

     Section 5.01.  LOANS.  The obligation of
Lender to make the initial Advances under the Loans provided for in Sections 2.01(a) and 2.06(a) is subject to the condition precedent that Lender shall have received all of the following, each dated as of the Closing Date
(unless otherwise indicated) and in form and substance satisfactory to Lender:

     (a)  RESOLUTIONS.  Borrower shall have
delivered to Lender a resolution of Borrower certified by its secretary or assistant secretary that generally authorizes the execution, delivery, and performance by
Borrower of this Agreement and the other Loan
Documents to which Borrower is or is to be a party. Within five (5) business days from the date hereof, Borrower shall deliver to Lender a Resolution of the Borrower certified by its secretary or assistant secretary that specifically authorizes the transactions contemplated hereby with respect to the Projects and authorizes execution, delivery and performance by Borrower of this Agreement and the other Loan Documents which Resolutions shall designate (i) the officers of the Borrower that are authorized to sign the Loan Documents and (ii) the officers of Borrower that are authorized to request and receive Advances under the Loans.

     (b)  INCUMBENCY CERTIFICATES.  Borrower
shall have delivered to Lender certificates of incumbency certified by the respective secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is to be a party (including the certificates contemplated herein) and to request and receive Advances under the Loans together with specimen signatures of such officers.

     (c)  ARTICLES OF INCORPORATION AND
BYLAWS.  Borrower shall have delivered to
Lender: (i) Borrower's Articles of
Incorporation and Bylaws, and all amendments thereto and (ii) certified copies of certificates of existence for Borrower and certified copies of corporate and tax good standing certificates in Washington and certified copies of tax good standing and authorization certificates to do business in Florida and Arizona for Borrower (all of the above dated within ten (10) days prior to the Closing Date).

     (d)  LOAN AGREEMENT.  The Borrower shall
have executed and delivered this Agreement to the Lender.

     (e)  NOTES.  Borrower shall have
executed and delivered the Notes to Lender.

     (f)  ABSOLUTE ASSIGNMENTS.  Borrower
shall have executed and delivered the
Absolute Assignments to Lender.

     (g)  ASSIGNMENTS.  Borrower shall have
executed and delivered the Assignments to Lender.

     (h)  ENVIRONMENTAL INDEMNITIES.
Borrower shall have executed and delivered the Environmental Indemnities to Lender.

     (i)  DEEDS OF TRUST.  Borrower shall
have executed and delivered the Deeds of Trust to Lender which shall grant a first lien on the Projects covered thereby and a first and prior security interest in the Personalty covered thereby.

     (j)  FINANCING STATEMENTS.  Borrower
shall have executed and delivered to Lender the Uniform Commercial Code financing statements covering the Collateral described in Section 4.01.

     (k)  NOTICES.  Borrower shall have
executed and delivered to Lender the Notices.

     (l)  AFFIDAVIT.  Borrower shall have
executed and delivered the Affidavit of
Borrower in form and substance satisfactory to Lender.

     (m)  ANTI-COERCION STATEMENT.  Borrower
shall have executed and delivered the Anti-
Coercion Statement.

     (n)  Affidavit of Owner.  Borrower shall
have executed and delivered the Affidavit of Owner.

     (o)  RENT ROLL CERTIFICATES.  Borrower
shall have executed and delivered the Rent
Roll Certificates in the form set forth in Exhibit "B" attached hereto and made a part hereof for all purposes and the attached rent rolls.

     (p)  ASSIGNMENT OF CONSTRUCTION
CONTRACT. Borrower shall have executed and delivered the Assignment of Construction
Contract.

     (q)  ASSIGNMENT OF PLANS AND
SPECIFICATIONS AND OWNER-ARCHITECT CONTRACT.
Borrower shall have executed and delivered to Lender the Assignment of Plans and Specifications and Owner-Architect Contract.

     (r)  FIRPTA CERTIFICATE.  Borrower shall
have executed and delivered the    FIRPTA
Certificate.

     (s)  MORTGAGEE TITLE INSURANCE POLICY.
Simultaneously with the execution of this Loan Agreement, but before funding of the Loans, Borrower, at Borrower's sole cost and expense, shall have caused to be furnished to Lender, Mortgagee Policies of Title Insurance covering the Florida Project and the Arizona
Projects issued by the Florida Title Agent and the Title Company, in favor of Lender pursuant to an insured closing protection letter satisfactory to Lender showing a policy amounts equal to the amount of the applicable Loan covered by each Policy, with each Policy insuring that the Lender has a valid first and prior lien against the applicable Real Property, and containing only such exceptions as shall be approved by Lender and its legal counsel. Any exception in the Title Policies regarding restrictive covenants shall be deleted or shall list such restrictive covenants and insure that they will not affect the validity or priority of Lender's liens. The standard pre-printed exception in the Title Policies regarding any discrepancies, conflicts or shortages in area or boundary lines shall be modified to read only "shortages in area." The standard pre-printed exception regarding taxes shall be modified to read "Standby fees and taxes for the year 1997 and subsequent years not yet due and payable." The Title Policies shall also insure access to the Projects from a publicly dedicated street.

     (t)  APPRAISAL.  Lender shall have
received an MAI appraisal for each of the Projects in form and substance satisfactory to Lender and conducted by an appraiser selected by Lender. The appraisals shall show that the Florida Project shall have a fair market value of not less than 75.0% of the initial Advance of the Florida Loan, and that the combined Arizona Projects shall have a fair market value of not less than 75.0% of the initial Advance of the Arizona Loan. The appraisal shall be commissioned by Lender, but paid for by Borrower.

     (u)  ENVIRONMENTAL REPORT.  Borrower, at
Borrower's sole cost and expense, shall have delivered to Lender an unqualified Phase I environmental site assessments covering each
Project which shall be in form and substance satisfactory to Lender and which shall be conducted by an environmental service firm selected by Lender or selected from Lender's approved list of environmental service firms.
Such environmental assessments shall verify that each Project is free from any Hazardous
Materials and Hazardous Waste not acceptable to Lender, as those terms are defined by federal and state statutes, laws and regulations, including, without limitation, asbestos and diesel fuel (as reflected on the Phase I environmental assessment). Such environmental assessments shall include a determination of "wetlands" status and condition. Borrower shall provide Lender with evidence in form and substance acceptable to Lender, in Lender's sole discretion, indicating that any Hazardous
Materials or Hazardous Waste previously
located on the Projects not acceptable to Lender have been properly disposed of in accordance with all applicable laws and which satisfies the requirements of Thrift Bulletin
16.

     (v)  SURVEY.  Borrower, at Borrower's
sole cost and expenses, shall have provided
Lender and Lender's counsel with originals of current staked surveys ("Surveys") of the Real Property and all Improvements thereon, prepared by a professional engineer or registered surveyor, acceptable to Lender and Title Company, in form and substance satisfactory to Lender, dated within ninety
(90) days of the Closing Date, which Surveys shall satisfy the requirements of a 1992
American Land Title Association/American
Congress on Surveying and Mapping Standards as to the Arizona Projects and Section
472.027 of the Florida statutes for land surveys as to the Florida Project. Unless otherwise agreed by Lender, each Survey shall contain a certificate which shall among other things contain the following information: (i) metes and bounds description of each tract of Real Property showing all corners and points of course changes and/or marked with iron pins or rods or in the case of platted or subdivided land, the legal description thereof; and (ii) the location of all existing and proposed roads, highways and streets adjoining each tract of the Real
Property and access thereto and all
Improvements, encroachments, easements,
drainage districts, utilities, parking areas, rights of way, set-back lines, and other matters located upon or affecting each tract of the Real Property. The Surveys shall contain a certification that each tract of the Real Property is not located in any flood hazard area or identifying the type of flood hazard area in which the Real Property is located. The certificates shall be in form and substance acceptable to Lender and Lender's counsel and shall be in favor of both the Lender and the Title Company. The certificates must be acceptable to the Title
Company to delete from the Title Policies the preprinted survey exception regarding encroachments except as to (i) shortages in area and (ii) any specific encroachments reflected on the Survey approved by Lender.

     (w)  UCC SEARCH.  Lender shall have
received Uniform Commercial Code searches
(which searches shall be ordered by Lender's counsel but paid for by Borrower) showing no financing statements or other documents or instruments on file against Borrower in the office of the Secretary of State of Florida, Arizona and Washington and the UCC Records of the Counties where the Real Property is located or the counties where the Borrower resides, such search to be as of a date no more than ten (10) days prior to the Closing
Date.

     (x)  OPINION OF COUNSEL.  Borrower shall
have delivered to Lender favorable opinions of legal counsels to Borrower in form, scope and substance satisfactory to Lender acceptable to Lender, concerning all aspects of the Loans including, without limitation, usury, doing business, due authorization, legality, validity, enforceability, and binding effect of all required Loan
Documents.

     (y)  FINANCIAL STATEMENTS.  Lender shall
be provided with certified financial
statements from Borrower in a form and only with qualifications acceptable to Lender in Lender's sole discretion for the year ended
December 31, 1995 and the nine months ended
September 30, 1996.

     (z)  DHS AND AHCA LICENSES. Borrower
will provide Lender will copies of all
applicable DHS Licenses, AHCA Licenses and other licenses necessary for the operation of the Projects.

     (aa) ORIGINATION FEE.  Borrower shall
have paid to Lender an origination fee in the amount of Forty-One Thousand Two Hundred
Fifty and 00/100 Dollars ($41,250.00) with respect to the Florida Loan and an origination fee in the amount of Fifty
Thousand Eight Hundred Twelve and 50/100
Dollars ($50,812.50) for the Arizona Loan, which fees shall be fully earned, non-refundable, and due and payable on the Closing Date.

     (bb) TAXES, ASSESSMENTS AND INSURANCE.
Lender shall have received evidence that all ad valorem taxes for 1996 and prior years against the Projects and all required insurance premiums through September 1, 1997 of the Loans shall have either been paid in full or financing arrangements have been made and are in place for such premiums and Borrower is in compliance therewith.

     (cc) INSURANCE POLICIES. Borrower shall have provided Lender with certified copies of all insurance policies required by this Agreement, from companies satisfactory to
Lender showing Lender as loss payee and in amounts and with deductibles acceptable to Lender, including, without limitation, policies of flood insurance if any Project is situated in a "Flood Hazard Area."

     (dd) ESTOPPEL CERTIFICATE.  Borrower
shall have delivered to Lender an estoppel certificate and/or pay off letter from every individual and entity holding a lien on the Real Property and/or Improvements thereon.
The certificate shall be signed by the
lienholders and shall indicate the present unpaid balance of the liens including accrual interest to the proposed Closing Date, the daily rate of accrual after such date, and the amount required to satisfy and release the liens as of the proposed Closing Date.

     (ee) EVIDENCE OF AVAILABLE CAPITAL.
Lender shall have received evidence
satisfactory to it that the Borrower has available a minimum of $2,780,000.00 in equity in the Projects prior to the initial advance of the Loans;

     (ff) PLANS AND SPECIFICATIONS.
Borrower, at Borrower's sole cost and
expense, shall have provided Lender with two
(2) complete sets of final Plans and
Specifications for the Florida Project signed and dated by the Borrower and certified by the Project Architect and the Project
Engineer (and with their respective seals affixed). The Plans and Specifications shall contain all certificates and approvals required by all governmental authorities
(including AHCA) having jurisdiction over the Florida Project, which Plans and
Specifications shall have been submitted to and approved by Lender prior to closing. Any material deviation from the approved plans or specifications must be approved by Lender in writing in advance of the issuance of any change orders.

     (gg) CONTRACTS.  Borrower shall have
provided Lender with fully executed
counterparts of all construction and design related contracts (together with all amendments and modifications thereto) with the General Contractor, Project Architect,
Project Engineer, and any other person or entity relating to the renovation and improvements to the Florida Improvements, which contracts shall be subordinated to Lender and its liens. Borrower will not agree or consent to any material amendment thereto without Lender's prior written consent. The contracts, together with the identity of the General Contractor, Project
Architect, Project Engineer, and any other person or entity relating to the construction of the Improvements shall have been previously approved by Lender in writing.

     (hh) CONSTRUCTION PERMITS.  Borrower
shall have provided Lender with certified copies of all necessary building and construction permits, curb cut, sewer and water tap and other permits, licenses, franchises and other.

     (ii) LEASES.  Borrower shall have
provided Lender with a copy of the form(s) lease agreement covering residential units in the Projects, which agreements shall be in form and substance satisfactory to Lender.

     (jj) ADDITIONAL INFORMATION.  Borrower
shall have delivered such additional
documents, instruments, and information as
Lender or Lender's legal counsel may
reasonably request.



ARTICLE VI

            REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this
Agreement, Borrower represents and warrants to Lender that:

     Section 6.01.  EXISTENCE AND AUTHORITY.
Borrower is a Washington corporation duly organized and validly existing under the laws of the State of Washington; Borrower (a) has all requisite power to own assets and carry on its business as now being or as proposed to be conducted; and (b) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations. Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

     Section 6.02.  FINANCIAL STATEMENTS.
Borrower has delivered to Lender certain financial statements of Borrower. The financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of Borrower therein and the results of operations for the period indicated therein. Borrower does not have any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. No material adverse change in the condition, financial or otherwise, or operations of Borrower has occurred since the effective date of the most recent financial statement referred to in this Section.

     Section 6.03.  DEFAULT.  Borrower is not
in default in any respect under any loan agreement, indenture, mortgage, security agreement, or other agreement or obligation to which it is a party or by which any of its properties may be bound.

     Section 6.04.  AUTHORIZATION AND
COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS.
The execution, delivery, and performance by Borrower of this Agreement and the other Loan
Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate the organizational agreements of Borrower or any law or any order of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower is bound.

     Section 6.05.  LITIGATION AND JUDGMENTS.
There is no action, suit, or proceeding before any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting
Borrower that would, if adversely determined, have a material adverse effect on the financial condition or operations of Borrower or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against Borrower.

     Section 6.06.  RIGHTS IN PROPERTIES.
Borrower has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal reflected in the financial statements described in Section 6.02.

     Section 6.07.  ENFORCEABILITY.  This
Agreement constitutes, and the other Loan
Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

     Section 6.08.  APPROVALS.  No
authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

     Section 6.09.  TAXES.  Borrower has
filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and has paid all of its tax liabilities, and Borrower has no knowledge of any pending investigation of Borrower by any taxing authority or of any pending but unassessed tax liability of Borrower.

     Section 6.10.  DISCLOSURE.  No
representation or warranty made by Borrower in this Agreement or in any other Loan
Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no circumstance or event which exists as of the date hereof known to Borrower which has a material adverse effect or which with the passage of time would reasonably be expected to have a material adverse effect on the business, assets, financial condition, or operations of Borrower that has not been disclosed in writing to Lender.

     Section 6.11.  PRINCIPAL PLACE OF
BUSINESS. The principal place of business and chief executive office of Borrower and the place where Borrower keeps its books and records is located at the address set forth in Section 10.09.

     Section 6.12.  COMPLIANCE WITH LAW.
Borrower is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to Borrower or any of its properties.

     Section 6.13.  FORFEITURE.  Borrower has
not been charged with or, to their knowledge, are under investigation for, possible violations of the Racketeering, Influenced and Corrupt Organizations Act ("RICO"), the
Continuing Criminal Enterprises Act ("CCE"), the Controlled Substance Act of 1978, the
Money Laundering Act of 1986, the AntiDrug
Abuse Act of 1986, or similar law providing for the possible forfeiture of any of their respective assets or properties.

     Section 6.14.  CONTRACTS.   The
Contracts as presented to Lender, include all amendments and modifications to the
Contracts.

     Section 6.15.  AHCA/DHS REQUIREMENTS.
The Borrower will operate the Projects in accordance with all applicable AHCA and DHS rules and regulations. Borrower shall promptly notify Lender of any notices or other correspondence received from the AHCA, the DHS or any other governmental entity indicating that any Project is not in compliance with the applicable AHCA or DHS rules and regulations. Borrower shall take all action necessary to maintain its AHCA and DHS Licenses and shall take prompt action to renew its AHCA and DHS
Licenses when necessary. Borrower hereby represents and warrants to Lender that, with respect to the ownership and operation of all Arizona Projects, the only required DHS
License is a DHS health care institution license for the Arizona Project known as the "Villa Ocotillo Retirement Community" as an
"Unclassified Health Care Institution" (as defined in the DHS regulations). Borrower hereby further represents and warrants to Lender that no DHS License is required for the Arizona Project known as the "Scottsdale
Royale" because such Arizona Project is
limited to an adult apartment facility with no personal care, residential care, medical, nursing or health-related services, or other non-emergency assisted living services being provided by Borrower at such Arizona Project.

     6.16.     MEDICARE/MEDICAID.  None of
the Projects are Medicare or Medicaid
certified facilities or participate in
Medicare or Medicaid programs.


                                   ARTICLE
VII

      AFFIRMATIVE COVENANTS AND AGREEMENTS

     Borrower covenants and agrees that, as
long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will perform and observe the following positive covenants and agreements, unless Lender shall otherwise consent in writing which consent may be conditioned upon such terms as Lender may require.

     Section 7.01.  FINANCIAL STATEMENTS.
Borrower shall furnish management prepared
financial statements to Lender for each
fiscal quarter which statements shall be due
thirty (30) days after the end of each fiscal
quarter.   Monthly operating statements shall
be due from Borrower with respect to the Projects within thirty (30) days of the end of each month. Borrower shall also furnish to Lender audited annual financial statements beginning with the fiscal year ending
December 31, 1996, containing balance sheets
(reflecting, without limitation, all
contingent liabilities), income statements and statements of changes in financial position (reflecting, without limitation, cash flow changes) as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year. All financial statements will be prepared in reasonable detail, and all of the above prepared in accordance with GAAP, consistently followed and applied and containing only qualifications acceptable to Lender, in
Lender's sole discretion. Borrower shall provide Lender with copies of its 10K and 10Q
Forms within thirty (30) days of filing.
Borrower's financial statements shall be accompanied by (i) a compliance statement from Borrower's chief financial officer that the Borrower is in compliance with all terms and conditions of the Loan Agreement and that there is no default thereunder and (ii) such other financial information as Lender shall reasonably request.

     Section 7.02.  CERTIFICATES; RENT ROLL;
OTHER INFORMATION. Borrower shall furnish to Lender all of the following:

     (a)  Within thirty (30) days from the
end of each month: (i) a copy of the rent roll of the Projects, together with the Rent
Roll Certificates reflecting, at a minimum, the names of all tenants, terms of leases, base rents, security deposits and renewal options, and (ii) operating statements for the Projects , which rent roll and operating statement shall be certified by an authorized officer of Borrower as to their accuracy, completeness and truthfulness; and

     (b)  Promptly, upon request by Lender,
any additional information concerning
Borrower which Lender may reasonably request.

     Section 7.03.  PERFORMANCE OF
OBLIGATIONS.  Borrower will duly and
punctually pay and perform the Obligations in accordance with their respective terms.

     Section 7.04.  PRESERVATION OF EXISTENCE
AND CONDUCT OF BUSINESS.  Borrower will
preserve and maintain its corporate status and all of its leases, privileges, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business, and conduct its business as presently conducted in accordance with applicable law. The Borrower will provide to Lender copies of all written reports, surveys and inspections with respect to the Projects issued by all applicable licensing and/or accrediting agencies promptly upon receipt, and Borrower's written response to same within three (3) business days of the submission of such response.

     Section 7.05.  MAINTENANCE OF PROJECTS.
Borrower will maintain the Projects in good condition and repair (ordinary wear and tear excepted).

     Section 7.06.  PAYMENT OF TAXES AND
CLAIMS. Borrower will pay or discharge at or before maturity or before becoming delinquent
(i) all taxes, levies, assessments, and
governmental charges imposed on it or any of the Projects, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon the Projects; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

     Section 7.07.  INSURANCE.  Except as
otherwise agreed by Lender, Borrower will
maintain with insurance companies reasonably
acceptable to Lender  meeting the
requirements set forth herein, workmen's
compensation insurance and insurance on
Borrower's property, assets, and business at
the Projects in such amounts, and with
deductibles, acceptable to Lender, and
against such risks as required by Lender
(including, without limitation, all builder's
risk coverage for the Florida Improvements,
hazard,
comprehensive general liability insurance,
extended coverage and business interruption
insurance coverage for at least twelve (12)
months), and Borrower shall provide Lender
with evidence satisfactory to Lender in
Lender's reasonable discretion of such
insurance coverage.  Hazards covered, the
amounts of such coverage and the carrier
providing such coverage must be approved by
Lender in writing.  In the case of hazard
insurance and all builder's risk, such
insurance shall at least be in an amount
equal to the lesser of hundred percent (100%)
of the full insurable value of the insurable
portion of the Improvements or an amount
equal to the amount of the Loans   All
insurance policies shall be issued by
insurers with a Best's rating of not less than A+ and a financial size category of at least VII, unless otherwise agreed by Lender.
Each insurance policy covering Collateral shall name Lender (or the holder of the Notes) as a loss payee subject to a mortgagee clause (without contribution) of the standard form attached to or otherwise made a part of the applicable policy, and shall provide that the same shall not be canceled or modified without at least thirty (30) days prior written notice to Lender. All insurance policies and renewals thereof shall be in a form reasonably acceptable to Lender. Lender shall have the right to hold the policies and Borrower shall promptly furnish or cause to be furnished to Lender all renewal notices and all receipts of paid premiums. At least fifteen (15) days prior to the expiration date of a policy, Borrower shall deliver to Lender a renewal policy in form reasonably satisfactory to Lender.

     If the Improvements on any Project are
in a "Flood Hazard Area", Borrower shall provide Lender with a flood insurance policy in an amount equal to the appraised value of the applicable Project or the maximum amount available under the Flood Disaster Protection
Act of 1973 and regulations issued pursuant thereto, as may be amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of the Act which shall contain a mortgagee clause in favor of Lender.

     In the event of any loss to any Project
(whether a Material Casualty Loss or a
Nonmaterial Casualty Loss), Borrower shall give immediate notice to the insurance carrier and to Lender and shall provide
Lender with good and sufficient documentation and information necessary and required by Lender to verify and confirm the exact nature and extent of the damage or destruction to such Project. In the case of a Material
Casualty Loss, Borrower shall also provide
Lender with an estimate of the amount of funds required to repair or replace such damage, an estimate for the time frame for completion of the repair or replacement of all damaged portions of such Project, and a budget, which shall be subject to Lender's approval, describing the repair work to be performed and the costs of labor and material for each stage of repair work

     In the case of a Material Casualty Loss, the Borrower hereby authorizes and appoints
Lender as attorney-in-fact for Borrower (such appointment being coupled with an interest) to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds;
provided, however, that nothing contained herein shall require Lender to incur any expense or take any action hereunder.
Except as otherwise herein provided, Borrower further authorizes Lender at Lender's option,
(a) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the affected
Project or (b) to apply the balance of such proceeds to the payment of the Note secured by such Project, whether or not then due.
Notwithstanding the foregoing, Lender shall not exercise Lender's option to apply insurance proceeds to the payment of the Note secured by the affected Project in the case of a Material Casualty Loss, if all of the following conditions are met:(i) Borrower is not in default of any term or condition contained in the applicable Note or other
Loan Documents relating to such Project; (ii)
Lender has determined that the repair or replacement of such damages portions of such Project can be completed within a reasonable period of time not to exceed the coverage period provided under the loss of rents insurance coverage in force with respect to such Project; (iii) Lender determines that the insurance proceeds together with any additional funds received from Borrower as required under this Section, are sufficient to complete restoration, or repair; and (iv)
Lender determines that such Project, after restoration or repair, will be sufficiently leased to enable Borrower to pay all operating expenses of such Project and debt service relating to the Note secured by such Project, as and when due. Any insurance proceeds not paid to repair or replace any damaged or destroyed portion of the affected
Project shall be released to the Borrower after completion of the repairs.
Notwithstanding the foregoing, the Borrower shall have the option in the last year of the term of the Loans to require Lender to apply all insurance proceeds received as a result of a Material Casualty Loss or a Nonmaterial
Casualty Loss to reduce the balance of the applicable Note provided that (i) all necessary repairs and restoration are made to the applicable Project or (ii) the insurance proceeds are sufficient to pay off the outstanding balance of the Note.

     In the event the insurance proceeds are
to be applied toward the cost of restoration and repair of such Project in the case of a Material Casualty Loss, the affected Project shall be restored to the equivalent of its condition immediately prior to such Material
Casualty Loss or such other condition as Lender may approve writing. Upon demand by Lender in the case of a Material Casualty
Loss, Borrower shall deposit with Lender or Lender's designee, an amount equal to the difference between insurance proceeds received and the amount Lender reasonably determines is necessary to complete the restoration or repair of such Project
("Borrower's Deposit"). In the case of a Material Casualty Loss, Lender may condition disbursement of proceeds and the Borrower's
Deposit upon Lender's receipt of architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, satisfaction of liens and evidence of conformance with plans and specifications approved by Lender, as Lender may reasonably require. Any portion of Borrower's Deposit remaining following the final disbursement toward the cost of restoration and repair of such Project shall be refunded to Borrower.
In the case of a Material Casualty Loss, Borrower covenants to promptly repair and restore the damaged portions of the Project to the equivalent of their condition immediately prior to the Material Casualty
Loss or such other condition as Lender may approve in writing

     Notwithstanding anything contained
herein to the contrary, in the event of a Nonmaterial Casualty Loss, Borrower shall be entitled to utilize the insurance proceeds received in connection with such Nonmaterial
Casualty Loss to repair and replace the
damaged portions of the Project provided: (i) that no Event of Default has occurred under the Loan Documents and (ii) Lender determines that such Project, after restoration or repair, will be sufficiently leased to enable
Borrower to pay all operating expenses of such Project and debt service relating to the Note secured by such Project, as and when due. In the case of a Nonmaterial Casualty
Loss, Borrower covenants to promptly repair and restore the damaged portions of the Project to the equivalent of their condition immediately prior to the Nonmaterial Casualty
Loss or such other condition as Lender may approve in writing. If the conditions set forth in (i) and (ii) of this paragraph are not satisfied, the Lender shall have the option to apply any insurance proceeds from such Nonmaterial Casualty Loss to the outstanding balance of the Note securing the affected Project.

     If the insurance proceeds are applied to the payment of the Note secured by affected
Project, any such application of proceeds shall not extend or postpone the due dates of installments due under such Note.

     Section 7.08.  CONDEMNATION. Promptly,
upon obtaining knowledge of the institution of any proceedings for the condemnation of any Project or any portion thereof, or any other proceedings arising out of injury or damage to such Project, or any portion thereof, Borrower will notify the Lender of the pendency of such proceedings. The Lender may participate in any such proceedings, and Borrower shall from time to time deliver to the Lender all instruments requested by it which are in Borrower's possession or are reasonably obtainable by Borrower to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with the Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

     All proceeds of condemnation awards or
proceeds of sale in lieu of condemnation with
respect to such Project and all judgments,
decrees and awards for injury or damage to
such Project shall be paid to the Lender and
shall be applied, first, to reimburse the
Lender for all reasonable costs and expenses,
including reasonably attorney's fees,
incurred in connection with collection of
such proceeds and, second, except as
otherwise provided herein, the remainder of
said proceeds shall be applied to the payment
of the Note secured by such Project in the
order determined by the Lender in its sole
discretion or paid out to repair or restore
such Project so affected by such
condemnation, injury or damage.
Notwithstanding the foregoing, Lender shall
not exercise Lender's option to apply any
condemnation proceeds to the payment of the
Note secured by the affected Project in the
case of a Material Condemnation Loss, if all
of the following conditions are met: (i)
Borrower is not in default of any term or
condition contained in the applicable Note or
other Loan Documents relating to such
Project; (ii) Lender has determined that the
repair or replacement of such condemned
portions of such Project can be completed
within a reasonable
period of time not to exceed the coverage
period provided under the loss of rents
insurance coverage in force with respect to
such Project; (iii) Lender determines that
the condemnation proceeds together with any
additional funds received from Borrower as
required under this Section, are sufficient
to complete restoration or repair, and the
Loan to Value Ratio for the applicable
Project(s) following the completion of such
repairs shall be at least 75.0%; and (iv)
Lender determines that such Project, after
restoration or repair, will be sufficiently
leased to enable Borrower to pay all
operating expenses of  such Project and debt
service relating to the Note secured by such
Project, as and when due.  In the case of a
Material Condemnation Loss, if the
condemnation proceeds are to be applied to
the restoration of the applicable Project,
Borrower shall comply with and be subject to
all requirements and conditions set forth in
Section 7.07 for the utilization of insurance
proceeds for repair and  restoration of the
applicable Project following a Material
Casualty Loss.   In the case of a Material
Condemnation Loss, Borrower covenants to promptly repair and restore the damaged portions of the Project to the equivalent of their condition immediately prior to the Material Condemnation Loss or such other condition as Lender may approve in writing.
Notwithstanding the foregoing, the Borrower shall have the option in the last year of the term of the Loans to require Lender to apply all condemnation proceeds received as a result of a Material Condemnation Loss or Nonmaterial Condemnation Loss to reduce the balance of the applicable Note provided that
(i) all necessary repairs and restoration are made to the applicable Project or (ii) the condemnation proceeds are sufficient to pay off the outstanding balance of the applicable
Note

     Notwithstanding anything contained
herein to the contrary, in the event of a Nonmaterial Condemnation Loss, Borrower shall be entitled to utilize the condemnation proceeds received in connection with such Nonmaterial Condemnation Loss to repair and restore the condemned portions of the Project provided that (i) no Event of Default has occurred under the Loan Documents, (ii)
Lender determines that such Project, after restoration or repair, will be sufficiently leased to enable Borrower to pay all operating expenses of such Project and debt service relating to the Note secured by such Project, as and when due and (iii) the Loan to Value Ratio for the applicable Project(s) following the completion of such repairs shall be at least 75.0%. In the case of a Nonmaterial Condemnation Loss, Borrower covenants to promptly repair and restore the condemned portions of the Project to the equivalent of their condition immediately prior to the Nonmaterial Condemnation Loss or such other condition as Lender may approve in writing. If the conditions set forth in Sections (i), (ii) and (iii) of this paragraph are not satisfied, the Lender shall have the option to apply any condemnation proceeds from such Nonmaterial Condemnation
Loss to the outstanding balance of the Note securing the affected Project.

     Borrower hereby assigns and transfers
all such proceeds, judgments, decrees and awards to the Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as the Lender may request. The Lender is hereby authorized to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. The Lender shall not, in any event or circumstances, be liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

     Section 7.09.  INSPECTION RIGHTS. Upon
reasonable notice (except in an emergency situation in which case no notice shall be required), Borrower will permit representatives of Lender to examine the books and records of, and visit and inspect the Projects of Borrower and to discuss the business, operations, and financial condition of Borrower with Borrower's officers and employees and with their independent certified public accountants.

     Section 7.10.  KEEPING BOOKS AND
RECORDS. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the business of and accounting for each Project and of all financial transactions materially related to the financial condition of the Borrower.

     Section 7.11.  COMPLIANCE WITH LAWS.
Borrower will comply with all material
applicable laws, rules, regulations, and orders of any court, governmental authority or arbitrator with respect to the Projects or where failure to comply therewith would reasonably be expected to have a material adverse impact on the financial and business affairs of Borrower.

     Section 7.12.  COMPLIANCE WITH
AGREEMENTS. Borrower will comply in all material respects with all material agreements, indentures, mortgages, deeds of trust, and other documents binding on it or affecting its properties or business with respect to the Projects or where failure to comply therewith would reasonably be expected to have a material adverse impact on the financial and business affairs of Borrower.

     Section 7.13.  NOTICES.  Borrower will
promptly notify Lender of (i) the occurrence of an Event of Default, (ii) the commencement of any action, suit, or proceeding against Borrower that would reasonably be expected to have a material adverse effect on the business, financial condition, or operations of Borrower, and (iii) any other matter that would reasonably be expected to have a material adverse effect on the business, financial condition, or operations of
Borrower.

     Section 7.14.  FURTHER ASSURANCES.
Borrower will execute and deliver such
further instruments as may be deemed
reasonably necessary or desirable by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

     Section 7.15.  SECURITY DEPOSITS.  From
and after the occurrence of an Event of
Default, Borrower will upon Lender's written request, establish an escrow account with Lender into which all security deposits received by Borrower in connection with leasing units in the Projects shall be deposited, subject to the rights of tenants to reimbursement under the leases.

     Section 7.16.  LICENSES AND CONTRACTS.
Borrower shall maintain all Required Licenses in full force and effect until the Loan secured by each Project is paid in full.
Borrower shall also maintain all other
Contracts in full force and effect during the term thereof, other than Contracts (other than Required Licenses) which are terminated in accordance with the terms thereof.

     Section 7.17.  NET WORTH AND LIQUIDITY.
At all times during the Loans, Borrower shall maintain a Tangible Net Worth of $23,000,000.00 and Liquidity of
$7,000,000.00.

     Section 7.18.  FIXED CHARGE COVERAGE
RATIO. Beginning with the quarter ending
September 30, 1997, Borrower shall maintain a
Fixed Charge Coverage Ratio at all times of at least 1.05 to 1.0. Until such time as all Loans have been paid in full, Borrower shall at all times maintain credit facilities or financing commitments with other lender(s) for the financing of facilities similar to the Project with aggregate funding availability in an amount of not less
$12,275,000.00. In the event of a breach of the covenants set forth in this Section 7.18, Borrower shall and does hereby affirm that it will in good faith use its commercially reasonable efforts to have such other lender(s) refinance and repay the Loans, irrespective of whether the Lender has notified the Borrower of its intention to accelerate the Maturity Date and require immediate repayment of the Loans.

     Section 7.19.  PROPERTY MANAGEMENT.  In
the event that Borrower desires to enter into any management or third party operating agreements or operating leases for any of the Projects, Borrower shall submit such management agreements, operating agreements or operating leases to Lender for its review and approval.

     Section 7.20.  MEDICARE/MEDICAID.
Borrower shall notify Lender if and at such time as Borrower seeks to participate in any Medicare or Medicaid programs with respect to any of the Projects and agrees to assign, to the extent permitted by applicable law, its interests in any reimbursements due to it under either such program, to the extent not previously assigned to Lender.

                                  ARTICLE
VIII

                         NEGATIVE COVENANTS

     Borrower covenants and agrees that, as
long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will perform and observe the following negative covenants, unless
Lender shall otherwise consent in writing, which consent may be conditioned upon the payment of a consent fee or an increase in the interest rate on the Notes:

     Section 8.01.  LIMITATION ON LIENS.
Borrower will not incur, create, assume, or permit to exist any Lien against the Projects without the Lender's prior written consent.
Notwithstanding the foregoing, the limitation contained in this Section shall not apply to liens arising in connection with equipment leases for equipment serving any Project provided that the total equipment lease payments relating to any Project do not exceed $50,000 per year.

     Section 8.02.  TRANSACTIONS WITH
AFFILIATES.   Borrower shall not enter into
any transaction with any director, officer, employee, or any Affiliate of Borrower, without the express written approval of Lender, other than in the ordinary course of its business and upon substantially the same or better terms as it could obtain in an arm's length transaction with an entity or person who is not an Affiliate of Borrower.

     Section 8.03.  DISPOSITION OF PROJECTS.
Borrower will not sell, lease (other than to tenants in the ordinary course of business), assign, transfer, or otherwise dispose of any of the Projects, without the Lender's prior written approval.

     Section 8.04.  DISTRIBUTIONS/FEES.
Distributions of Project Revenues are
permitted so long as (i) no Event of Default exists at such time, or would exist immediately thereafter, and (ii) the Borrower has complied with Section 7.05 hereof.

     Section 8.05.  MANAGEMENT OF THE
PROJECTS. The management agreements, if any, approved by Lender shall not be amended without Lender's approval.

     Section 8.06.  LEASE AGREEMENTS.
Borrower shall not enter into any residential leases providing for the occupancy of any unit in the Projects except for tenant leases in substantially the form approved by Lender in writing, which approval shall not be unreasonably withheld. No commercial lease which generates revenues in excess of ten percent (10.0%) of the total revenue of any Project ("Regulated Commercial Leases") shall be entered into without Lender's written approval, and each commercial tenant on a Regulated Commercial Lease shall execute and deliver to Lender an estoppel, subordination agreement and attornment agreement in favor of Lender.

Borrower shall not permit any amendment of the leases (other than Regulated Commercial
Leases) except in the ordinary course of business and shall not terminate any lease
(other than Regulated Commercial Leases) except in accordance with the terms thereof.
Further, a Regulated Commercial Lease may not be amended in any material respect or terminated without Lender's prior written approval, which approval shall not be unreasonably withheld.

     Section 8.07.  ASBESTOS CONTAINING
MATERIALS. Borrower will not permit the use of any product, floor covering, insulation, or paint that contains asbestos in connection with the construction of the Improvements.

     Section 8.08.  FLORIDA PROJECT - TANK
TIGHTNESS. Until the Florida Loan is paid in full and all Obligations under the Florida
Loan Documents have been satisfied, Borrower shall, not less than once every twelve (12) months, conduct a tank tightness test on any underground fuel storage tanks located at the Florida Project and shall within five (5) business days of its receipt of the same provide Lender with a copy of the results of such test. In the event such test indicates that fuel contained in any such underground tank is leaking, Borrower shall promptly undertake appropriate remedial measures to stop such leakage, repair and/or relocate such tank to an above-ground location, and cleanup any spillage or leakage of fuel, all in accordance with the procedures and specifications that have been reviewed and accepted by Lender.

                                   ARTICLE IX

                                   DEFAULT

     Section 9.01.  EVENTS OF DEFAULT.  Each
of the following shall be deemed an "Event of Default":

     (a)  Borrower shall fail to pay or
perform when due the Obligations or any part thereof, and such failure, shall continue for ten (10) days following notice thereof from Lender.

     (b)  Any representation or warranty made
by Borrower in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, incomplete or erroneous in any material adverse respect when made.

     (c)  Borrower fails to perform, observe
or comply with the affirmative covenants set forth in Sections 7.16 and 7.17 of this Agreement, or fails to perform, observe or comply in any material respect with any covenant, agreement or term contained in the Environmental Indemnities (subject to the notice and cure provisions set forth in the Environmental Indemnities.

     (d)  Unless otherwise specified herein,
Borrower shall fail to perform, observe, or comply in any material respect with any covenant, agreement, or term contained in this Agreement or any other Loan Document
(other than the failure to make payment when due on the Obligations, the failure to observe the affirmative covenants set forth in Sections 7.16 and 7.17 of this Agreement or a default under the Environmental
Indemnities), and such failure shall continue for thirty (30) days following notice thereof from Lender. Notwithstanding the foregoing in the event that a default covered by this Section cannot be reasonably cured within such thirty (30) day period, such default shall not constitute an Event of Default hereunder provided that Borrower (i) commences the cure of such default within the initial thirty (30) day cure period, (ii) diligently pursues such cure and (iii) completes such cure within sixty (60) days of the original written notice from Lender.

     (e)  Borrower shall commence a voluntary
proceeding seeking liquidation,
reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

     (f)  Borrower shall fail to contest and
dismiss within a period of ninety (90) days after the commencement thereof ("DISMISSAL
PERIOD") any involuntary proceeding commenced against Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property.

     (g)  Borrower shall fail to discharge
within a period of thirty (30) days after the commencement thereof ("DISCHARGE PERIOD") any attachment, sequestration, or similar proceeding against the Projects, the
Personalty or other Collateral that will in Lender's reasonable discretion have a materially adverse impact on the financial and business affairs of Borrower.

     (h)  Borrower shall fail to satisfy and
discharge within sixty (60) days after entry
(but in any event prior to the commencement of proceedings to enforce collection) of any final judgment or judgments against it for the payment of money in an amount that will in Lender's reasonable discretion have a materially adverse impact on the financial and business affairs of Borrower.

     (i)  This Agreement or any other Loan
Document shall cease to be in full force and effect in a material respect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or Borrower shall deny that it has any further liability or obligation under any of the Loan Documents.

     (j)  Borrower shall default in the
payment of any principal or interest due on any other recourse Debt with an outstanding principal balance of at least $1,000,000 or more beyond any applicable grace period.

     (k)  A material deterioration in the
financial condition of Borrower shall have occurred.

     (l)  Borrower shall admit in writing its
inability to pay its Debts as they become due.

     (m)  Borrower shall fail to discharge
within a period of thirty (30) days of the filing of any formal charges under federal or state law for which forfeiture of Borrower's interest in any Project or the granting of a lien against any Project, which lien is or could be superior to any of Lender's liens against such Project, is a potential penalty or remedy.

     (n)  Daniel Baty fails to retain at all
times ownership, either directly or
indirectly,  of at least 20.00% of all
outstanding voting shares of the Borrower and/or fails to remain as Chairman of the Board of Borrower or Raymond Brandstrom or
Frank Ruffo are removed as senior managers of Borrower.

     Section 9.02.  REMEDIES UPON DEFAULT.
Upon the occurrence of an Event of Default, Lender may without notice terminate its obligation to lend hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower;
provided, however, that upon the occurrence of an Event of Default under Section 9.01(d) or Section 9.01(e), the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived. Notwithstanding the foregoing, immediately upon the occurrence of any of the events described under Section 9.01(d) or
Section 9.01(e), the obligations of Lender to lend hereunder shall automatically terminate
(regardless of whether any Dismissal Period or Discharge Period has expired.) Upon the occurrence of any Event of Default, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise. Upon the occurrence of any Event of Default, Lender shall have the right to require Borrower to replace the property manager, if any, and to immediately deposit all security deposits in an escrow account maintained with Lender subject to the rights of tenants under tenant leases.

ARTICLE X


MISCELLANEOUS

     Section 10.01.  REIMBURSEMENT OF
EXPENSES OF LENDER. Borrower shall be liable for and hereby agree to pay Lender on demand or if no demand is made within twenty (20) days following receipt of an invoice therefor: (i) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other
Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of Lender's legal counsel, (ii) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of Lender's legal counsel,
(iii) all other reasonable costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes (excluding income taxes), assessments, filing fees, credit investigations, and other charges levied by a governmental authority or otherwise payable in respect of this Agreement or any other
Loan Document or in obtaining any mortgagee title insurance policy, endorsement, survey, environmental report, or appraisal in respect of the Collateral, and (iv) all reasonable costs and expenses incurred by Lender or Lender's agents relating to any inspections of the Projects and any audit of the books, records and operations of Borrower and the Projects, including independent analysts, consultants, engineers, inspectors, auditors, and appraisers. The amounts described herein shall be paid even if Borrower fails to satisfy the conditions of Article V hereof and the Loans fails to fund as a result.
Lender shall not be required to pay any
premium or other charge or any brokerage fee or commission or similar compensation in connection with the Loans .

     Section 10.02.  INDEMNIFICATION.
Borrower hereby indemnifies Lender and each affiliate thereof and their respective officers, directors, employees, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, costs, and expenses to which any of them may become subject, insofar as such losses, liabilities, claims, damages, costs, and expenses arise from or relate to
(i) any of the Loan Documents or any of the transactions contemplated thereby, (ii) from any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing, including the violation of any applicable environmental law, rule or regulation, now or hereafter existing, that affects any Project, but excluding any of the foregoing attributable to Lender's gross negligence or willful misconduct, and (iii) the claims of any and all brokers or anyone else claiming a fee by, through or under Borrower in connection with arranging the financing herein described.

     Section 10.03.  RESTATEMENT.  The
delivery of each statement, report, and
certificate to Lender pursuant to this
Agreement shall by virtue of such delivery alone constitute a restatement of the representations and warranties contained in
Article VI hereof on and as of the date of delivery. Each such delivery shall except as otherwise specified by Borrower at the time of delivery also constitute a representation and warranty at the time of said delivery that no Event of Default has occurred and is continuing.

     Section 10.04.  NO WAIVER; CUMULATIVE
REMEDIES. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 10.05.  SUCCESSORS AND ASSIGNS.
This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

     Section 10.06.  SURVIVAL OF
REPRESENTATIONS AND WARRANTIES.  All
representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     Section 10.07.  ENTIRE AGREEMENT;
AMENDMENT.    THE PARTIES HERETO EXPRESSLY
ACKNOWLEDGE AND AGREE, THAT WITH REGARD TO
THE SUBJECT MATTER OF THIS AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED HEREIN: (1) THERE
ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES
HERETO AND (2) THIS AGREEMENT, INCLUDING THE
DEFINED TERMS AND ALL EXHIBITS AND ADDENDA,
IF ANY, ATTACHED HERETO: (a) EMBODIES THE
FINAL AND COMPLETE AGREEMENT BETWEEN THE
PARTIES; (b)  SUPERSEDES ALL PRIOR AND
CONTEMPORANEOUS NEGOTIATIONS, OFFERS,
PROPOSALS, AGREEMENTS, COMMITMENTS, PROMISES,
ACTS, CONDUCT, COURSE OF DEALING,
REPRESENTATIONS, STATEMENTS, ASSURANCES AND
UNDERSTANDINGS, WHETHER ORAL OR WRITTEN; AND
(c) MAY NOT BE VARIED OR CONTRADICTED BY
EVIDENCE OF ANY SUCH PRIOR OR CONTEMPORANEOUS
MATTER OR BY EVIDENCE OF ANY SUBSEQUENT ORAL
AGREEMENT OF THE PARTIES HERETO.  The
provisions of this Agreement and the other
Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 10.08.  MAXIMUM INTEREST RATE.
It is the intention of Lender and Borrower and all other parties to the Loans to conform to and contract in strict compliance with applicable usury laws from time-to-time in effect. All agreements between Lender or any other holder of the Notes and Borrower
(or any other party liable with respect to indebtedness under the Loan Documents) are hereby limited by this provision, which shall control and override all such agreements. In no way, nor in any event or contingency
(including, but not limited to, prepayment, default, demand for payment, or the acceleration of maturity of any Obligations, or the recharacterization of any application fee, loan commitment fees, additional commitment fees, or origination fees as interest), shall the interest taken, reserved, contracted for, charged or received under the Notes, or otherwise, exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum
Rate, any such construction shall be subject to this provision, and such document shall be automatically reformed, and the interest payable shall be automatically reduced to the Maximum Rate permitted under applicable law, without the necessity of the execution of any amendment or new document. If Lender or the holder of the Notes shall ever receive any thing of value that is characterized as interest under applicable law and that would apart from this provision, be in excess of the Maximum Rate, an amount equal to the amount that would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the applicable Note in the inverse order of its maturity and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount, which would have been excessive, exceeds such unpaid principal. The right to accelerate the maturity of the Notes, or any other indebtedness, does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Lender or the holder thereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Lender or the holder of the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Notes so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States of America, which ever laws allow the greater interest, as such laws now exist may be changed or amended or come in effect in the future.

     Section 10.09.  NOTICES.  Any notice,
consent, request, demand or other
communication required or permitted to be given under any of the Loan Documents to Lender or Borrower must be in writing and shall be deemed sufficiently given or made when (i) delivered in person, (ii) sent by private courier or national overnight delivery service with proof of delivery and courier fees paid by sender, (iii) sent by telecopy with either telephonic confirmation of receipt or with a hard copy sent that day by national overnight delivery service, or
(iv) three (3) days after depositing in the United States mail by first class mail, registered or certified, return receipt requested, postage prepaid, as follows:

To Lender:          Bank United
               3200 Southwest Freeway, Suite
          1900
               P.O. Box 1370
               Houston, Texas 77251-1370
               Attention: Casey Moore
               Telephone: (713) 543-6150
               Telecopy: (713) 543-6604

With copy to:       Nancy F. Martin
               Shannon, Martin, Finkelstein &
          Sayre
               1300 Two Allen Center
               1200 Smith Street
               Houston, Texas 77002
               Telecopy: (713) 752-0337
               Telephone: (713) 646-5560

To Borrower:        Emeritus Corporation
               3131 Elliott Avenue, Suite 500
               Seattle, Washington 98121
               Attention: Raymond Brandstrom
               Telephone: (206) 298-2909
               Telecopy: (206) 301-4500

With copy to:       Randi Nathanson
               The Nathanson Group
               1411 Fourth Avenue, Suite 905
               Seattle, Washington 98101
               Telecopy: (206) 623-6239
               Telephone: (206) 623-1738

or such other address as shall be set forth in a notice from the appropriate party given in compliance with this Section.
Notwithstanding anything to the contrary herein, any notice delivered pursuant to
Section 51.002 of the Texas Property Code shall be deemed sufficiently given when deposited in the United States mail by first class mail, registered or certified, return receipt requested, postage prepaid to the address of Borrower as set forth above.

     Section 10.10.  APPLICABLE LAW AND
VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America without regard to choice of law principles. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Agreement or any other Loan Document;
and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas. Notwithstanding the foregoing, the laws of the state in which specific Collateral is located shall govern the perfection of any lien or security interest in such Collateral and the foreclosure or execution upon any lien or security interest in such Collateral.

     Section 10.11.  COUNTERPARTS.  This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.12.  SEVERABILITY.  Any
provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 10.13.  HEADINGS.  The headings,
captions, and arrangements used in this
Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 10.14.  PARTICIPATION.  Borrower
acknowledges and agrees that Lender may
assign all or a part of its interests under the Loan Documents to one or more third parties. Borrower acknowledges that all information relating to the Loan Documents, the Projects, Borrower, any guarantor, or holders of equity interests in Borrower, within the possession of or later acquired by Lender or its agents may be disclosed to prospective or actual purchasers, participants, and their respective agents, and further, in connection with a potential or actual securitization of the Note, to underwriters, rating agencies, other loan servicers, and persons or entities acting as trustee of any trusts, investment conduits, or other entities to which the Note may be assigned. Borrower hereby consents to such disclosures.

     Section 10.15.  CONSTRUCTION.  Borrower
and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan
Documents with its legal counsel.

     Section 10.16.  WAIVER OF JURY TRIAL.
Borrower and Lender hereby expressly waive any right to a trial by jury in any action or legal proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

     Section 10.17.  ARBITRATION.  To the
maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Loans or the Loan Documents or any transaction provided for therein, including, but not limited to, any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan
Documents, shall, at the request of any party to the Loans or Loan Documents (either before or after the commencement of judicial proceedings) be settled by arbitration pursuant to Title 9 of the United States
Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial
Arbitration Rules of the American Arbitration
Association (the "AAA").  In any such
arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is one million dollars

($1,000,000.00) or less, or by a panel of three arbitrators if the amount in controversy is over one million dollars
($1,000,000.00). All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA
Commercial Arbitration Rules, and each
arbitrator shall have AAA acknowledged
expertise in the subject matter of the
controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

     If any party to the Notes or Loan
Documents files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding made within sixty (60 days of the filing of such action, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

     Notwithstanding any of the foregoing,
the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages,
(ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) the Loans or any Loan Documents, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies or (v) allow discovery of attorney/client privileged information. The
Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Loans or any Loan Document. The parties further agree to waive, each to each other, any claims for punitive damages, and agree that neither an arbitrator nor any court shall have the power to assess punitive damages.

     No provision of, or the exercise of any
rights under, this Section shall limit or impair the right of any party to the Loan
Documents before, during or after any
arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession;
(ii) foreclose (judicially or otherwise) any lien on or security interest in any real or personal property Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any indebtedness, obligation or guaranty referenced in the Loan
Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

     In the event applicable law prohibits
the submission of a particular controversy, dispute, or claim arising out of or in connection with any of the Loan Documents or transactions contemplated therein to arbitration, Borrower and Lender agree that any actions or proceedings in connection therewith shall be tried and litigated only in the state and federal courts located in Houston,

Texas except for actions or proceedings for enforcement of any lien or security interest in the Collateral which shall be in the jurisdiction where the applicable Collateral is located or any other court in which Lender shall initiate legal or equitable proceedings that has subject matter jurisdiction over the matter in controversy. Borrower and Lender, to the extent permitted by applicable law, waive any right to assert the doctrine of forum non-conveniens or to object to the venue to the extent any proceeding is brought in accordance with this paragraph.

     Section 10.19.  ADDITIONAL OBLIGATIONS.
In addition to all Obligations hereunder, under the Notes and under the other Loan
Documents, Borrower shall be personally
liable, in the amount of any loss, damage or cost resulting from (i) fraud or intentional misrepresentation by Borrower in connection with obtaining the Loans evidenced by the Notes or in complying with Borrower's obligations under the Notes, the Deeds of Trust, or any other Loan Documents ( In such event, the "loss" shall be deemed to include but not be limited to, any loss of sums owing from Borrower under the Notes, the Deeds of Trust and any other Loan Documents), (ii) failure to remit to Lender insurance proceeds, condemnation awards, or other sums or payments attributable to the Projects in accordance with the provisions of the Deeds of Trust, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership, or similar judicial proceeding, to direct disbursement of such sums or payments, (iii) failure to apply to principal and interest under the Notes, payment of utilities, taxes and assessments, ground rents, if any, on the Projects as they become due and payable, or otherwise remit to Lender all rents, profits, issues, products and income of the Projects received following any Event of Default and its continuance under the Notes or the Deeds of Trust
(including any received or collected by or on behalf of Borrower after an Event of Default, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums), (iv) removal of any personalty or fixtures constituting a portion of any Projects except as otherwise allowed herein or under the terms of the Deeds of Trust, (v) failure to pay any valid mechanics', materialman's or similar lien claimants' liens arising from work performed or materials furnished in connection with any Project prior to any sale or foreclosure thereof, (vi) Borrower's failure to deliver to Lender following default under the Loan
Documents and upon demand by Lender, all security deposits received in connection with the Projects, subject to the rights of tenants under tenant leases, (vii) any waste of or damage to any Project caused by the willful or wanton acts or omissions of Borrower or its agents, or any deferred maintenance of any Project caused by the inaction of Borrower in which case the loss shall be deemed to include all costs of repair, replacement or rehabilitation of such Project (for purposes of this Section 10.19,
"deferred maintenance" shall mean a failure to maintain any Project in good repair by failing to replace and/or repair improvements, fixtures, and appliances as needed to maintain such Project in good repair and (viii) any obligation of Borrower arising under Paragraph 2.4 of the Deeds of Trust, and/or the Environmental Indemnities which event, the "loss" shall include all obligations of Borrower under the
Environmental Indemnities .

Signature Page to Loan Agreement by and
between EMERITUS CORPORATION, a Washington
corporation, and BANK UNITED, a federal
savings bank
---------------------------------------------
---------------------------------------------
--

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


BORROWER:


EMERITUS CORPORATION,
                                          a
Washington corporation

                                          By:
/s/ Kelly J. Price

---------------------------------------

Name:    Kelly J. Price

---------------------------------------

Title:      Secretary, director of Finance
and CFO



LENDER:


BANK UNITED


By:   /s/ Casey Moore

-----------------------------------------

Casey Moore, Vice President


























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